                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-21949 of Safelite Glass Corp. on Form S-4 of our report dated June 25, 1998 appearing in the prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Summary Historical and Pro Forma Financial Information," "Selected Consolidated Financial Data" and "Independent Auditors" in such prospectus.


DELOITTE & TOUCHE LLP
Dayton, Ohio

September 29, 1998